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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): October 2, 2006



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)              File Number)     Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  Entry into a Material Definitive Agreement; and
ITEM 5.02  Departure of Directors or Principal Officers;
           Election of Directors; Appointment of Principal
           Officers

By unanimous written consent last dated October 2, 2006, the Board of Directors (the "Board") of Eastman Kodak Company (the "Company") appointed Frank S. Sklarsky as the Company's Chief Financial Officer, effective November 13, 2006, and elected him as an Executive Vice President, effective with his October 30, 2006 employment date.

Mr. Sklarsky, 49, is Executive Vice President and CFO of
ConAgra Foods Inc, one of North America's leading packaged food companies, which he joined as CFO in 2004. Prior to joining ConAgra, Mr. Sklarsky was Vice President, Product Finance, at DaimlerChrysler, a position he held between 2001 and 2004. Prior to that, he spent more than one year as Vice President, Corporate Finance and Vice President of Dell's $5 billion consumer business. Mr. Sklarsky left Dell when DaimlerChrysler recruited him back to assist with the company's turnaround efforts. Sklarsky first joined DaimlerChrysler in 1983, and held a series of increasingly responsible finance positions before leaving for Dell in 2000. At the time of his departure for Dell, he was DaimlerChrysler's Vice President, Corporate Financial Activities. He also has had financial responsibility for procurement, product quality, cost management and worldwide manufacturing during his tenure. Prior to DaimlerChrysler, Sklarsky, a certified public accountant, served as a Senior Accountant at Ernst & Young International from 1978 to 1981.

In connection with his upcoming employment, the Executive Compensation and Development Committee of the Board (the "Committee") approved the following compensation arrangements for Mr. Sklarsky at a meeting on September 26, 2006: (a) an annual base salary of $600,000; (b) a one-time award of 50,000 shares of restricted stock, with a grant date of Mr. Sklarsky's employment date and a 4-year vesting schedule, with 50% of the shares vesting on the second anniversary of the grant date and 50% of the shares vesting on the fourth anniversary of the grant date;
(c) a one-time cash bonus of $75,000, which is Mr. Sklarsky's target pro-rated payout under the Executive Compensation for Excellence and Leadership Plan ("EXCEL") for 2006, reduced by any actual EXCEL award he receives for 2006, and payable shortly after EXCEL awards are paid to participants; (d) an enhanced retirement benefit of up to $500,000, with Mr. Sklarsky earning $100,000 for each year of employment up to five years, but which he will forfeit if he leaves the Company voluntarily or is terminated with cause within five years of his employment date; (e) severance benefits equal to one times Mr. Sklarsky's total target compensation, which is the sum of his base salary and target award under EXCEL; and (f) various relocation benefits.
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In addition, Mr. Sklarsky will be eligible to receive:  (a) a target performance bonus equal to 75% of his base salary under EXCEL (pro-rated for 2006), if earned; (b) subject to Committee approval, a target leadership stock allocation with a value of approximately $800,000 per performance cycle under the Leadership Stock Program (any actual award will be subject to Company performance over the performance period and minimum vesting requirements); and (c) subject to Committee approval, an annual target stock option allocation of non-qualified stock options with a value of approximately $800,000 under the Company's Officer Stock Option Program.

The Company issued a press release on October 3, 2006 announcing this event, and the press release is attached as Exhibit (99.1) to this filing.


ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

(99.1) Press release issued by Eastman Kodak Company on October 3, 2006 relating to the election of Frank Sklarsky as Executive Vice President and appointment as Chief Financial Officer.



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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      EASTMAN KODAK COMPANY



                                      By: /s/ Laurence L. Hickey
                                      -----------------------------
                                        Laurence L. Hickey
                                             Secretary

Date:  October 3, 2006





                    EASTMAN KODAK COMPANY
                      INDEX TO EXHIBIT
Exhibit No.

(99.1) Press release issued by Eastman Kodak Company on October 3, 2006 relating to the election of Frank Sklarsky as Executive Vice President and appointment as Chief Financial Officer.